[LETTERHEAD OF MCGLADREY & PULLEN, LLP]


                  INDEPENDENT AUDITORS' CONSENT
                  -----------------------------

Board of Directors
First Federal Bancorporation
Bemidji, Minnesota

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about May 28, 1999 with the Securities and Exchange Commission and in the related Prospectus, of our report dated October 30, 1998, relating to the consolidated financial statements of First Federal Bancorporation and subsidiaries, included in the 1998 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-KSB for the years ended September 30, 1998 and 1997. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


                               /s/ McGladrey & Pullen, LLP
                               ---------------------------------
                               McGladrey & Pullen, LLP

Duluth, Minnesota
May 27, 1999



                               McGladrey & Pullen, LLP